Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Bom Kim, the Chief Executive Officer of Coupang, Inc., certify, to the best of my knowledge and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Coupang, Inc. for the fiscal quarter ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Coupang, Inc.

Date: November 6, 2024

By:	/s/ Bom Kim
Bom Kim
Chief Executive Officer (Principal Executive Officer)